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                                                                     Exhibit (i)

                                                               [LOGO] WILMERHALE

November 21, 2008

Barclays Global Investors Funds
400 Howard Street
San Francisco, CA 94105

Re: Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A for Barclays Global Investors Funds (the "Trust") (File Nos. 033-54126; 811-07332)

Ladies and Gentlemen:

     We hereby consent to the use of our name and to the reference to us under the caption "Legal Counsel" in the statement of additional information, which are included as part of the registration statement on Form N-1A of Barclays Global Investors Funds (the "Registration Statement"). In addition, we hereby consent to your filing this letter with the Securities and Exchange Commission (the "Commission"), together with the Registration Statement. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       WILMER CUTLER PICKERING HALE AND DORR LLP


                                       By: /s/ Leonard A. Pierce
                                           -------------------------------------
                                           Leonard A. Pierce